EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Beverly Enterprises, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey P. Freimark, Executive Vice President, Chief Financial and Information Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JEFFREY P. FREIMARK

Jeffrey P. Freimark
Executive Vice President, Chief
Financial and Information Officer

March 2, 2004

      The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.